Exhibit 99.1

BIO-TECHNE RELEASES FIRST QUARTER FISCAL 2018 RESULTS

Minneapolis/October 31, 2017/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the first quarter ended September 30, 2017.

First Quarter FY2018 Snapshot

●	First quarter organic revenue increased by 8% (11% reported) to $144.6 million.

●	Delivered adjusted earnings per share (EPS) of $0.90, an increase of 7% over the prior year.

●	Cash Flow from Operations, excluding acquisition-related earn-outs for the year, was a $44.4 million for the quarter.

●	Excellent regional commercial execution with Europe, China, Japan, and the rest of Asia all with double-digit revenue growth.

●

Protein Platforms segment delivered 25% organic growth in the first quarter, representing the seventh consecutive quarter with double-digit organic growth for the segment, six of those with growth at 20% or better.

●	Advanced Cell Diagnostics’ (ACD) RNAscope is being well-received in the Diagnostics and CDx markets, in addition to the RUO market, with combined revenues growing over 40% on a stand-alone basis.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Adjusted Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“It's wonderful to be off to a fast start to the new fiscal year,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Even with some slowness in the US due to hurricanes and continued BioPharma caution, our teams excelled in virtually every region and business. It was nice to see Japan at double digit growth and our European commercial teams continued to execute splendidly.”

Kummeth added, “Our newer product platforms continue to do well with strong growth rates in Biologics, Simple Western, SimplePlex and ACD, the last of which continued to grow over 40% this quarter. We also saw strength in our core product lines, however, especially in Antibodies at near double digit growth.”

Kummeth concluded, “My thanks to the entire global Bio-Techne team for the great results. Looking forward to FY18 being another year of strong profitable growth.”

First Quarter Fiscal 2018

Revenue

Net sales for the first quarter increased 11% to $144.6 million. Organic growth was 8% compared to the prior year, with currency translation having a positive impact of an additional 1% and acquisitions contributing 2% to revenue growth.

GAAP Earnings Results

GAAP EPS decreased to $0.42 per diluted share, versus $0.50 in the same quarter last year. GAAP operating income for the first quarter of fiscal 2018 decreased 11% to $26.0 million, compared with $29.2 million in the first quarter of fiscal 2017. GAAP operating margin was 18.0%, compared to 22.3% in the first quarter of fiscal 2017. GAAP operating margin compared to prior year was negatively impacted by additional acquisition-related costs including a contingent consideration fair value adjustment associated with the fiscal 2017 acquisition of ACD.

Non-GAAP Earnings Results

Adjusted EPS increased to $0.90 per diluted share, versus $0.84 in the same quarter last year. Adjusted operating income for the first quarter of fiscal 2018 increased 8% compared to the same quarter last year. Adjusted operating margin was 35.3%, compared with 36.4% in the first quarter of fiscal 2017. Adjusted operating margin compared to prior year was negatively impacted by the mix of acquisitions, namely ACD, which was acquired in August of last year.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. Since these results are used for this purpose, they are also considered to be prepared in accordance with GAAP.

Biotechnology Segment

The Company’s Biotechnology segment develops, manufactures and sells proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, as well as biologically active chemical compounds used in biological research and ACD’s in situ hybridization detection products. Biotechnology segment’s first quarter fiscal 2018 net sales were $95.1 million, an increase of 10% from $86.8 million for the first quarter of fiscal 2017. Organic growth for the segment was 6%, with currency translation having a favorable impact of 1% on revenue growth and acquisitions contributing 3% to revenue growth. Biotechnology segment’s adjusted operating margin was 46.9% in the first quarter of fiscal 2018 compared to 48.9% in the first quarter of fiscal 2017. The lower adjusted operating margin is the result of recent acquisitions, namely ACD, made in this segment.

Protein Platforms Segment

The Company’s Protein Platforms segment develops and commercializes proprietary systems and consumables for protein analysis. Protein Platforms segment’s first quarter fiscal 2018 net sales were $24.6 million, an increase of 26% from $19.6 million for the first quarter of fiscal 2017. Organic growth for the segment was 25% with currency translation having a favorable impact of 1%. The Protein Platforms segment’s adjusted operating margin was 12.4% in the first quarter of fiscal 2018 compared to 1.1% in the first quarter of fiscal 2017. The higher adjusted operating margin was driven by strong volume leverage, favorable product mix, and productivity gains in operations.

Diagnostics Segment

The Company’s Diagnostics segment develops and manufactures a range of controls and calibrators for various blood chemistry and blood gas clinical instruments, as well as quality controls, diagnostic immunoassays and other bulk and custom reagents for the in vitro diagnostic market. Additionally, the Diagnostics segment develops and manufactures bulk purified proteins, enzymes, disease-state plasmas, infectious disease antigens and processed sera to the clinical diagnostic industry. The Diagnostics segment’s first quarter fiscal 2018 net sales were $25.0 million, an increase of 3% compared to the first quarter of fiscal 2017. The Diagnostics segment’s adjusted operating margin was 23.3% in the first quarter of fiscal 2018 compared to 26.0% in the first quarter of fiscal 2017. The lower adjusted operating margin was driven primarily by margin mix of product sales.

Conference Call

Bio-Techne will host an earnings conference call today, October 31, 2017 at 8:00 A.M. Central time. To listen, please dial (888) 487-0360 or (719) 325-2412 for international callers, and reference conference ID 9975102. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. To access the replay, U.S. callers should dial (844) 512-2921 or international callers should dial (412) 317-6671, and enter the replay access code 9975102. The replay can also be accessed by going to: http://audio.viavid.com/20171031-126111-bio-techne.mp3

The replay will be available from 11:00 A.M. Central time on Tuesday, October 31, until 11:00 P.M. Central time on Thursday, November 30, 2017.

Use of Adjusted Financial Measures:

This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include:

● Adjusted diluted earnings per share

● Adjusted net earnings

● Adjusted gross margin

● Adjusted operating income

● Adjusted operating margin

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP financial measures for adjusted gross margin, adjusted operating margin, and adjusted net earnings, in total and on a per share basis, exclude the costs recognized upon the sale of acquired inventory, amortization of acquisition intangibles, and acquisition related expenses. The Company excludes amortization of purchased intangible assets and purchase accounting adjustments, including costs recognized upon the sale of acquired inventory and acquisition-related expenses, from this measure because they occur as a result of specific events, and are not reflective of our internal investments, the costs of developing, producing, supporting and selling our products, and the other ongoing costs to support our operating structure. Additionally, these amounts can vary significantly from period to period based on current activity.

The Company’s non-GAAP adjusted operating margin and adjusted net earnings, in total and on a per share basis, also excludes stock based compensation expense and certain adjustments to income tax expense. Stock based compensation is excluded from non-GAAP adjusted earnings because of the nature of this charge, specifically the varying available valuation methodologies, subjective assumptions, and the variety of award types. The Company independently calculates a non-GAAP adjusted tax rate to be applied to the identified non-GAAP adjustments considering the impact of discrete items on these adjustments and the jurisdictional mix of the adjustments. In addition, the tax impact of other discrete and non-recurring charges which impact our reported GAAP tax rate are adjusted from net earnings. We believe these tax items can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs and/or income associated with historical trends and future results.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new businesses and leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Bio-Techne Corporation (NASDAQ: TECH) is a leading developer and manufacturer of high quality purified proteins––notably cytokines and growth factors, antibodies, immunoassays, as well as biologically active small molecule compounds and ACD’s in situ hybridization detection products --- which are sold to biomedical researchers and clinical research laboratories; these operations constitute the core Biotechnology Division, headquartered in Minneapolis, Minnesota. The Protein Platforms Division manufactures innovative protein analysis tools under the ProteinSimple brand name that greatly automate western blotting and immunoassay practices. The Diagnostics Division manufactures FDA-regulated controls, calibrators, blood gas and clinical chemistry controls and other reagents for OEM customer and clinical customers. Bio-Techne products are integral components of scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $563 million in net sales in fiscal 2017 and has approximately 1,800 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:	David Clair, Investor Relations
ir@bio-techne.com
646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Net sales	$144,613	$130,581
Cost of sales	46,745	43,236
Gross margin	97,868	87,345
Operating expenses:
Selling, general and administrative	58,289	45,424
Research and development	13,548	12,765
Total operating expenses	71,837	58,189
Operating income	26,031	29,156
Other income (expense)	(3,064)	(1,371)
Earnings before income taxes	22,967	27,785
Income taxes	7,104	8,942
Net earnings	$15,863	$18,843
Earnings per share:
Basic	$0.42	$0.51
Diluted	$0.42	$0.50
Weighted average common shares outstanding:
Basic	37,376	37,281
Diluted	37,705	37,473

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	9/30/17	6/30/17
ASSETS
Cash and equivalents	$72,464	$91,612
Short-term available-for-sale investments	50,261	66,102
Trade accounts receivable	107,325	116,830
Inventory	66,532	60,151
Other current assets	10,576	13,330
Total current assets	307,158	348,025

Property and equipment, net	136,846	135,124
Goodwill and intangible assets, net	1,038,804	1,031,068
Other non-current assets	44,572	44,002
Total assets	$1,527,380	$1,558,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$57,257	$61,976
Deferred revenue	5,374	5,968
Income taxes payable	3,500	2,478
Contingent consideration payable	40,900	65,100
Total current liabilities	107,031	135,522

Deferred taxes	116,784	120,596
Long-term debt obligations	337,500	343,500
Long-term contingent consideration payable	-	3,300
Other long-term liabilities	6,255	5,674
Stockholders’ equity	959,810	949,627
Total liabilities and stockholders’ equity	$1,527,380	$1,558,219

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Gross margin percentage - GAAP	67.7%	66.9%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.2%	1.0%
Amortization of intangibles	4.2%	3.1%
Gross margin percentage - Adjusted	72.1%	71.0%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Operating margin percentage – GAAP	18.0%	22.3%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.2%	1.0%
Amortization of intangibles	7.9%	7.9%
Acquisition related expenses	6.6%	2.8%
Stock based compensation	2.6%	2.4%
Operating margin percentage - Adjusted	35.3%	36.4%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Net earnings – GAAP	$15,863	$18,843
Identified adjustments:
Costs recognized upon sale of acquired inventory	318	1,344
Amortization of intangibles	11,379	10,188
Acquisition related expenses	9,619	3,587
Stock based compensation	3,795	3,190
Tax impact of above adjustments	(5,121)	(5,196)
Tax impact of discrete items and other foreign adjustments	(1,875)	(318)
Net earnings - Adjusted	$33,978	$31,638

Earnings per share - diluted – Adjusted	$0.90	$0.84

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Biotechnology segment revenue	$95,076	$86,787
Protein Platforms segment revenue	24,640	19,573
Diagnostics segment revenue	24,986	24,233
Intersegment revenue	(89)	(12)
Consolidated revenue	$144,613	$130,581

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED
	9/30/17	9/30/16
Biotechnology segment operating income	$44,603	$42,480
Protein Platforms segment operating income	3,056	209
Diagnostics segment operating income	5,829	6,303
Segment operating income	53,488	48,992
Costs recognized upon sale of acquired inventory	(318)	(1,344)
Amortization of intangibles	(11,379)	(10,188)
Acquisition related expenses	(9,533)	(3,532)
Stock based compensation	(3,795)	(3,190)
Corporate general, selling, and administrative	(2,432)	(1,582)
Operating income	$26,031	$29,156

BIO-TECHNE CORPORATION

GAAP PURCHASE ACCOUNTING ITEMS

(In thousands)

As disclosed in in the June 30, 2017 Form 10-K, during the fourth quarter of fiscal year 2017, management identified certain errors related to purchase accounting items for the ACD acquisition recorded during the first quarter of fiscal year 2017. We concluded that these errors were not material to each of the respective periods; however, we elected to report the corrected amount for the fourth quarter of fiscal year 2017 and revise the previously reported 2017 quarterly information in future filings to reflect the properly stated amounts. These items impact the cost recognized upon the sale of acquired inventory, other acquisition related costs recorded within selling, general and administrative costs, interest expense and income taxes and resulted in a favorable impact to previously reported quarterly results as outlined in the table below.

QUARTER ENDED
9/30/16
Cost of sales	$(2,875)
Selling, general and administrative	(839)
Interest expense	57
Income taxes	1,097
Incremental net earnings	$2,560

The fiscal year 2017 results in this release have been updated to reflect the adjustments in the table above. There was no impact to quarterly or year-to-date reported non-GAAP results.